UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 2, 2020

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth under Item 8.01 regarding the share subscription is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Item 8.01 regarding the appointment of the new director is incorporated by reference into this Item 5.02.

Item 7.01  Regulation FD Disclosure.

On January 2, 2020, BeiGene, Ltd. (the “Company”) issued a press release announcing the closing of the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Security Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing or this Current Report.

Item 8.01  Other Events.

Summary
On January 2, 2020, BeiGene announced the closing of its strategic collaboration with Amgen Inc. (“Amgen”) that the parties previously announced on October 31, 2019, as further described below.

Collaboration Agreement
As previously disclosed, on October 31, 2019, the Company and its wholly-owned subsidiary, BeiGene Switzerland GmbH (“BeiGene Switzerland”, and together with the Company, “BeiGene”), entered into a Collaboration Agreement (the “Collaboration Agreement”) with Amgen, pursuant to which BeiGene and Amgen have agreed to enter into a strategic collaboration on certain of Amgen’s oncology assets. Pursuant to the terms of the Collaboration Agreement, BeiGene will be responsible for commercializing Amgen’s oncology products XGEVA® (denosumab), KYPROLIS® (carfilzomib) and BLINCYTO® (blinatumomab) in China (excluding Hong Kong, Macao and Taiwan) for a period of five or seven years following each product’s regulatory approval in China, as specified in the agreement, with the commercialization period for XGEVA® (which was recently approved in China) commencing following the transition of operational responsibilities for the product. Additionally, pursuant to the terms of the Collaboration Agreement, BeiGene and Amgen have agreed to collaborate on the global development of 20 Amgen oncology pipeline products, with BeiGene responsible for conducting development activities in China pursuant to a development plan and budget.

The foregoing descriptions of the terms of the Collaboration Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement, which the Company intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

Concurrent with the closing of the other transactions described in this Current Report on Form 8-K and following the approval by a majority vote of the Company’s shareholders and the expiration or termination of applicable waiting periods under all applicable antitrust laws, the Collaboration Agreement became effective as of January 2, 2020 (the “Effective Date”).

Share Purchase Agreement
Concurrent with the closing of the other transactions described in this Current Report on Form 8-K and following the approval by a majority vote of the Company’s shareholders, on the Effective Date, the Company closed the sale of 206,635,013 ordinary shares in the form of 15,895,001 American Depositary Shares (“ADSs”) of the Company, representing approximately 20.5% of the Company’s outstanding shares to Amgen for an aggregate cash price of US$2.78 billion, or US$13.45 per ordinary share, or US$174.85 per ADS, pursuant to the previously disclosed Share Purchase Agreement dated October 31, 2019, as amended, by and between the Company and Amgen (the “Share Purchase Agreement”). Immediately following the share issuance, the Company has a total of 1,007,975,711 outstanding ordinary shares, including 847,184,819 ordinary shares represented by ADSs.

The offer and sale of the securities to be issued pursuant to the Share Purchase Agreement was made in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering, and/or Regulation D under the Securities Act. All certificates evidencing the securities will bear a standard restrictive legend under the Securities Act.

Appointment of New Director

Concurrent with the closing of the other transactions described in this Current Report on Form 8-K and following the approval by a majority vote of the Company’s shareholders, on the Effective Date, Mr. Anthony C. Hooper was appointed to serve as a Class III director until the 2022 Annual General Meeting of Shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal. Mr. Hooper has not been appointed to any committees of the Board of Directors of the Company as of the date of this Current Report on Form 8-K.

Mr. Hooper, aged 65, retired from Amgen in January 2020, where he was Executive Vice President from September 2018 to January 2020, and Executive Vice President, Global Commercial Operations from 2011 to August 2018. From 2010 to 2011, Mr. Hooper was Senior Vice President, Commercial Operations and President, U.S., Japan and Intercontinental of Bristol-Myers Squibb Company (BMS). From 2009 to 2010, Mr. Hooper was President, Americas of BMS. From 2004 to 2009, Mr. Hooper was President, U.S. Pharmaceuticals, Worldwide Pharmaceuticals Group, a division of BMS. Prior to that, Mr. Hooper held various senior leadership positions at BMS. Prior to joining BMS, Mr. Hooper was Assistant Vice President of Global Marketing for Wyeth Laboratories. Mr. Hooper earned law and MBA degrees from the University of South Africa in 1978 and 1988 respectively. Mr. Hooper serves on the board of MannKind Corporation (ticker symbol: MNKD), a company listed on the NASDAQ. We believe Mr. Hooper’s extensive experience and knowledge in the healthcare sector and broad international experience in pharmaceutical commercial operations qualify him to serve on, and contributes to the diversity of, the Board.

Mr. Hooper is a consultant of Amgen.

Mr. Hooper will receive the same compensation and indemnification as the Company’s other independent directors, as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2019 and the Current Report on Form 8-K filed with the SEC on June 5, 2019. In accordance with the Company’s amended independent director compensation policy (the “Policy”) and the provisions of the Company’s Second Amended and Restated 2016 Share Option and Incentive Plan, as amended (the “2016 Plan”), the Company will grant Mr. Hooper a share option valued at US$300,000, pro-rated in the first year of service, with an exercise price equal to the greater of (i) the fair market value of the Company’s ordinary shares on the date of grant and (ii) the average fair market value of the Company’s ordinary shares over the five trading days preceding the date of grant, in each case as determined in reference to the closing price of the Company’s ADSs on the NASDAQ Stock Market. One ADS represents 13 ordinary shares. The share option will vest in full on the earlier of the first anniversary of date of grant or the date of the next annual meeting of shareholders, and in full upon death, disability or the occurrence of specified events in connection with a change of control of the Company. Mr. Hooper will also receive annual cash compensation of US$50,000 for his service as a director, pro-rated in the first year of service, and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees. Additionally, Mr. Hooper will be entitled to annual equity grants in accordance with the Policy and the 2016 Plan.

Pursuant to the Share Purchase Agreement, Amgen has the right to designate a non-executive director to serve on the Board of Directors of the Company until the earlier of (a) the date on which Amgen holds securities representing less than 10% of the then outstanding shares of the Company as a result of Amgen's sale of such securities or Amgen's failure to participate in future offerings and (b) the third anniversary of the date of the expiration or termination of the Collaboration Agreement. Amgen designated Anthony C. Hooper to serve as a non-executive Director on the Board of Director upon the closing of the transactions contemplated by the Share Purchase Agreement and the Collaboration Agreement.

There is no transaction between Mr. Hooper and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on January 2, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by the Company on January 2, 2020
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: January 2, 2020	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel